Exhibit 5.1
October 31, 2006
Copano Energy, L.L.C.
2727 Allen Parkway, Suite 1200
Houston, Texas 77019
Ladies and Gentlemen:
     We have acted as counsel for Copano Energy, L.L.C., a Delaware limited liability company (the “Company”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:
     (1) common units representing limited liability company interests in the Company (the “Common Units”);
     (2) debt securities, which may be co-issued by Copano Energy Finance Corporation, a Delaware corporation (“Copano Energy Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);
     (3) 8 1/8% Senior Notes due 2016, which may be co-issued by Copano Energy Finance (the “8 1/8% Senior Notes”); and
     (4) guarantees (the “Guarantees”) of the Debt Securities by Copano Pipelines Group, L.L.C., a Delaware limited liability company, Copano Houston Central, L.L.C., a Delaware limited liability company, Copano Energy/Rocky Mountains and Mid-Continent, L.L.C., a Delaware limited liability company, ScissorTail Energy, LLC, a Delaware limited liability company, Copano Field Services/Copano Bay, L.P., a Texas limited partnership, Copano Field Services/South Texas, L.P., a Texas limited partnership, Copano Field Services/Agua Dulce, L.P., a Texas limited partnership, Copano Field Services/Central Gulf Coast, L.P., a Texas limited partnership, Copano Field Services/Karnes, L.P., a Texas limited partnership, Copano Field Services/Upper Gulf Coast, L.P., a Texas limited partnership, Copano Field Services/Live Oak, L.P., a Texas limited partnership, Copano Pipelines/South Texas, L.P., a Texas limited partnership, Copano Pipelines/Upper Gulf Coast, L.P., a Texas limited partnership, Copano Pipelines/Hebbronville, L.P., a Texas limited partnership, Copano Pipelines/Texas Gulf Coast, L.P., a Texas limited partnership, Copano Energy Services/Upper Gulf Coast, L.P., a Texas limited partnership, Copano Energy Services/Texas Gulf Coast, L.P., a Texas limited partnership, Copano NGL Services, L.P., a Texas limited partnership, Copano Processing, L.P., a Texas limited partnership, Copano/Webb-Duval

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Pipeline, L.P., a Delaware limited partnership, CPNO Services, L.P., a Texas limited partnership, Copano Risk Management, L.P., a Texas limited partnership, Copano Processing GP, L.L.C., a Delaware limited liability company, Copano NGL Services GP, L.L.C., a Delaware limited liability company, Copano Field Services GP, L.L.C, a Delaware limited liability company, Copano Pipelines GP, L.L.C., a Delaware limited liability company, Copano Pipelines (Texas) GP, L.L.C., a Delaware limited liability company, Copano Energy Services GP, L.L.C., a Delaware limited liability company, Copano Energy Services (Texas) GP, L.L.C., a Delaware limited liability company, Copano Field Services/Central Gulf Coast GP, L.L.C., a Delaware limited liability company, Copano/Webb-Duval Pipeline GP, L.L.C., a Delaware limited liability company, CHC LP Holdings, L.L.C., a Delaware limited liability company, CPG LP Holdings, L.L.C., a Delaware limited liability company, CWDPL LP Holdings, L.L.C., a Delaware limited liability company, CPNO Services LP Holdings, L.L.C., a Delaware limited liability company, CPNO Services GP, L.L.C., a Delaware limited liability company, Nueces Gathering, L.L.C., a Texas limited liability company, Estes Cove Facilities, L.L.C., a Texas limited liability company, Copano General Partners, Inc., a Delaware corporation. The Common Units, Debt Securities, the 8 1/8% Senior Notes and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of each of the Prospectuses (the “Prospectuses”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.
     We have examined the Registration Statement, including the Prospectuses, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement the form of Subordinated Indenture (the “Subordinated Indenture”), the Indenture dated February 7, 2006, among the Company, Copano Energy Finance, the Guarantors parties thereto and U.S. Bank National Association, as trustee (the “2006 Indenture” and, together with the Senior Indenture, the Subordinated Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended (the “LLC Agreement”), the Certificate of Formation of the Company (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Limited Liability Company Act in connection with the formation of the Company, other formation documents and agreements, as applicable, of Copano Energy Finance and the Subsidiary Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Company and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that :
     (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

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     (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
     (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and
     (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based upon and subject to the foregoing, we are of the opinion that:
     (1) With respect to the Common Units, when (i) the Company has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable.
     (2) With respect to the Debt Securities, the 8 1/8% Senior Notes and the Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company, Copano Energy Finance Corporation and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, Copano Energy Finance Corporation and the Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities, 8 1/8% Senior Notes and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Company, Copano Energy Finance Corporation and the Subsidiary Guarantors, as applicable, enforceable against the Company, Copano Energy Finance Corporation and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

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     The opinions expressed herein are qualified in the following respects:
     (1) We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.
     (2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
     (3) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     (4) This opinion is limited in all respects to federal laws, the Delaware Limited Liability Company Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectuses and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.